Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310.954.1105

John.Mills@icrinc.com

eDiets.com® Receives Notice Relating to NASDAQ’s Market

Value of Listed Securities Requirement

FORT LAUDERDALE, FL, February 4, 2011 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced that, on January 31, 2011, it received notice from The NASDAQ Stock market that it does not comply with the minimum $35 million market value of listed securities requirement for continued listing on The NASDAQ Capital Market set forth in Listing Rule 5550(b)(2). In accordance with the rules, the Company has 180 calendar days, or until August 1, 2011, to regain compliance. The Company can regain compliance if, at any time during the compliance period, the market value of its listed securities closes at $35 million or more for a minimum of ten consecutive business days. This notice does not impact the Company’s listing on NASDAQ at this time and the Company will continue to trade under the symbol “DIET.”

If the Company does not demonstrate compliance by August 1, 2011, NASDAQ will notify the Company that the Company’s securities are subject to delisting. At that time, the Company may appeal the delisting determination to a NASDAQ Listing Qualifications Panel (“Panel”), and the Company would remain listed pending the Panel’s decision.

As previously reported, on December 30, 2010, NASDAQ notified the Company that it did not comply with the minimum $1.00 bid price requirement set forth in Listing Rule 5450(a)(1) and that the Company’s common stock was subject to delisting unless it requested a hearing before a Panel. The Company timely requested a hearing, which automatically stayed the delisting until the Panel issues its decision following a hearing. The Company recently appeared before a Panel and presented its plan to regain compliance with the minimum bid price requirement and all other applicable requirements for continued listing on The NASDAQ Capital Market.

The Company anticipates receipt of the Panel’s decision within the next 30 to 45 days. However, there can be no assurance that the Panel will grant the Company’s request for continued listing on NASDAQ or, in the event the Panel grants the Company additional time within which to regain compliance with the bid price requirement, that the Company will be able to do so within the time period afforded by the Panel.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets currently features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, that we will not be able to obtain sufficient and/or acceptable outside financing (when and if required);, changes in general economic and business conditions; changes in product acceptance by consumers; a decline in the effectiveness of sales and marketing efforts; loss of market share and pressure on prices resulting from competition; significant investments in our technology platform, marketing plans, and product development to remain competitive with other online providers of healthy living and weight loss plans, many of which may be found to offer superior and more varied features than our plans and may also be offered for free; volatility in the advertising markets; any delay, disruption, or suspension of our supply of prepared meals from our vendor; changes in consumer preferences and discretionary spending; product liability and other risks from the sale of ingested products; regulatory actions affecting our marketing activities; and the outcome of litigation pending against us. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to our Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. We do not undertake any obligation to publicly update any forward-looking statements.